Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Greater Atlantic Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-76169 & 333-92342) of our report dated December 20, 2005, relating to the consolidated financial statements of Greater Atlantic Financial Corp. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2005.




                                            /s/ BDO Seidman, LLP
                                            --------------------
                                            BDO Seidman, LLP

Richmond, Virginia
December 27, 2005